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                                                                 EXHIBIT 10.7(b)

                                AMENDMENT NO. 1
                                      TO
                          ATLANTIC RICHFIELD COMPANY
                         EXECUTIVE LIFE INSURANCE PLAN
                          ___________________________


Pursuant to authority contained in resolutions adopted by the Board of Directors on July 28, 1997, the following amendment is hereby made to the Atlantic Richfield Company Executive Life Insurance Plan (the "Plan"), effective July 28, 1997, except as stated otherwise.

1.   Paragraphs 1.2, 1.4 and 1.8 of the Plan are amended to read as follows:

          "1.2   "Administrative Committee" means the committee appointed by the
     Senior Vice President, Human Resources, of the Company, and consisting of at least three employees of the Company, which administers this Plan pursuant to Article XII.

          1.4 "Beneficiary(s)" means the person or persons designated by the Participant in accordance with Article XIII of this Plan.

          1.8    "Company" means ARCO and its Subsidiaries."

2.   Paragraphs 1.28, 1.29, 1.30, 1.31, 1.32, 1.33 and 1.34 are added to Article
     I of the Plan to read as follows:

          "1.28 "Anticipatory Change of Control" means (a) the execution of an agreement or a written document which, if the subject thereof were consummated, would result in a Change of Control; (b) a public announcement by any Person, including ARCO, of an intent to take an action(s) which, if consummated, would result in a Change of Control; or (c) the delivery of a signed, written statement to the Trustee of the Change of Control Trust and ARCO's Independent Auditor by the Chief Financial Officer and General Counsel of ARCO that an Anticipatory Change of Control is in effect, provided that, with respect to any of the above three circumstances, the Anticipatory Change of Control shall not be effective until approved by either the Board or the Executive Committee of the Board.

          1.29 "ARCO" means Atlantic Richfield Company, its successors and assigns.

          1.30 "Benefit Trigger Window" means the 24-month period commencing on the date that a Change of Control occurs.

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          1.31   "Change of Control"  means:

          (a) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of ARCO (a "Business Combination"), unless, in each case, following such Business Combination:

               (i) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock (the "Outstanding Common Stock") of ARCO and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Outstanding Voting Securities") of ARCO immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then Outstanding Common Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns ARCO or all or substantially all of ARCO's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

               (ii) No Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of ARCO or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of, respectively, the then Outstanding Common Stock of such corporation resulting from such Business Combination or the combined voting power of the then Outstanding Voting Securities of such corporation, except to the extent that such ownership existed immediately prior to the Business Combination; and

               (iii) At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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          (b)  The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 or Rule 13d-5 promulgated under the
               Exchange Act) of 25 percent or more of either (i) the Outstanding Common Stock of ARCO or (ii) the Outstanding Voting Securities of ARCO; provided, however, that for purposes of this Subsection
               (b), the following shall not constitute a Change of Control: (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by ARCO or any corporation controlled by ARCO; (2) any acquisition by ARCO or any increase in beneficial ownership resulting solely from an acquisition by ARCO; (3) any acquisition by any corporation pursuant to a Business Combination which complies with clauses (i), (ii) and (iii) of Subsection
               (a); or (4) any acquisition directly from ARCO pursuant to a transaction (other than a Business Combination) approved by the Board after July 28, 1997; and provided, further, that in any event, without regard to the manner in which the level of ownership is attained, the ownership by any Person of 40 percent or more of the Outstanding Common Stock of ARCO or Outstanding Voting Securities of ARCO shall constitute a Change of Control;
               or

          (c) Individuals who, as of July 28, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by ARCO's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, except that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person shall not be considered an Incumbent Director; or

          (d) Approval by the stockholders of ARCO of a complete liquidation or dissolution of ARCO.

          1.32 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          1.33 "Person" means any individual, corporation, firm partnership, governmental body, entity or group and shall include any person within the meaning of (S)13(d)(3) or (S)14(d)(2) of the Exchange Act.

          1.34 "Surviving Entity" means the entity which exists following a Change of Control and which employs the individuals who were Eligible Employees under Paragraph 1.12 immediately prior to the Change of Control."

3. Effective June 28, 1990, Article IX of the Plan is amended to read as follows:

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                                  "ARTICLE IX
                           Termination of Employment

          9.1 In the event of Termination of Employment prior to the completion of five (5) years of Service, participation of the Participant in this Plan and coverage of the Participant under any Policy issued pursuant to this Plan shall terminate, all incidents of ownership of the Policy (if any) held by the Participant shall be transferred to the Company, which shall retain all incidents of ownership of the Policy on and after such date, and the Company shall have no further legal or equitable obligations of any kind to the Participant under this Plan.

          9.2 In the event of Termination of Employment prior to Retirement Eligibility and after five (5) Years of Service, the Participant shall be entitled to purchase the Company's interest in the Policy for an amount equal to either the Company's cumulative premium outlay in the Policy or the cash value of the Policy, whichever is greater. If the Participant does not elect to purchase the Company's interest in the Policy all incidents of ownership of the Policy (if any) held by the Participant shall be transferred to the Company. At the time the Participant purchases the Company's interests in the Policy, or the Participant's incidents of ownership are transferred to the Company, the Company shall have no further legal or equitable obligations of any kind to the Participant under this Plan."

4. Article IX through XIII of the Plan are renumbered as Articles X through XIV and a new Article IX is added to the Plan to read as follows:

                                  "ARTICLE IX
                 Continuation of Coverage - Change of Control

          9.1 If an Employee who is a Participant in the Plan as of the date of a Change of Control is terminated from employment from the Surviving Entity during the Benefit Trigger Window under any of the circumstances described under Paragraph 9.2, this Plan shall remain in effect for the Applicable Period described under Paragraph 9.3, under terms and provisions no less favorable than were in effect as of the date of the Change of Control, provided that the former Employee complies with any requirements of the Special Plan Administrator regarding the administration of the Plan including the amount or time for making Participant contributions, and provided, further, that failure of the Participant to so comply shall result in a cancellation of coverage on the date of such delinquency with no right of re-instatement.

          9.2 Termination of Employment shall mean termination of employment during the Benefit Trigger Window by the Surviving Entity, other than for cause, and with respect to Grades E0, E1, E2 and E3 shall also mean the Employee's voluntary termination following the Surviving Entity's request to accept a (a)

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     demotion to a lesser job, (b) reduction in Base Salary plus Salary Grade
     Target AIP Award of ten percent or more, or (c) relocation of the principal place of work which would constitute a deductible moving expense under
     (S)217 of the Internal Revenue Code. With respect to Grades E4, 10 and 9, Clause (a) shall not apply.

          9.3 In the event of termination of employment under Paragraph 9.2, the Participant will be entitled to maintain coverage, as described in Paragraph 9.1, during the Applicable Period as follows:

          ========================================================
                     Applicable Period of Executive Life
                 Insurance Continuation Following Termination
          ========================================================
                                            Period of Benefit
                   Employee                    Continuation
                     Level                       (Months)
          ========================================================
                   EO and E1                36
          --------------------------------------------------------
                   E2                       36
          --------------------------------------------------------
                   E3                       24
          --------------------------------------------------------
                   All Others               18
          --------------------------------------------------------

5.   Article XI of the Plan is amended to read as follows:

                                  "ARTICLE XI
                       Amendment and Termination of Plan

          11.1 Amendment and Termination. Except as provided in Paragraph 11.3 and 11.4, the Company may at any time amend or terminate this Plan in whole or in part. If this Plan is terminated by the Company prior to the commencement of any benefit payments to the Participant or to the Beneficiary, the Participant shall have the same rights as under Article IV of this Plan.

          11.2 Termination After Commencement of Plan Benefit Payments. If this Plan is terminated by the Company after the commencement of any benefit payments to the Participant or to the Beneficiary, the Company shall be obligated to continue such payments in accordance with the terms of this Plan as in existence immediately prior to termination of this Plan.

          11.3 The Plan may not be amended during an Anticipatory Change of Control, except that the Board of Directors, as defined above, may amend the Plan during such a period as it may deem reasonably necessary, upon advice of counsel, to further the interest of the Company and its shareholders regarding any legal requirements and, provided further, that any such amendment which reduces, or could reduce, the value of any benefit of a Participant, as determined in the sole discretion of the Special Plan Administrator, shall provide substantially equivalent value in replacement thereof to the Participant.

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          11.4  The Plan may not be amended on or after a Change of Control."

  Executed this 27th day of March, 1998


ATTEST                                      ATLANTIC RICHFIELD COMPANY


    /s/ ARMINEH SIMONIAN                        /s/ JOHN H. KELLY
BY: ______________________                  BY: _________________________
    Armineh Simonian                            John H. Kelly
                                                Senior Vice President
                                                Human Resources

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